                                 AMENDMENT NO. 8
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of April 29, 2005, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 5, 2000, between AIM Growth Series, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to add two new portfolios - AIM Growth Allocation Fund and AIM Moderately Conservative Allocation Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES


NAME OF FUND                                                      EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                                      ------------------------------------

AIM Aggressive Allocation Fund                                                 April 30, 2004

AIM Basic Value Fund                                                            June 5, 2000

AIM Conservative Allocation Fund                                               April 30, 2004

AIM Global Equity Fund                                                        November 4, 2003

AIM Growth Allocation Fund                                                     April 29, 2005

AIM Mid Cap Core Equity Fund                                                  September 1, 2001

AIM Moderate Allocation Fund                                                   April 30, 2004

AIM Moderately Conservative Allocation Fund                                    April 29, 2005

AIM Small Cap Growth Fund                                                    September 11, 2000

                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                              AIM BASIC VALUE FUND
                          AIM MID CAP CORE EQUITY FUND
                            AIM SMALL CAP GROWTH FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $500 million...................................................................................   0.725%
Next $500 million....................................................................................   0.70%
Next $500 million....................................................................................   0.675%
Excess over $1.5 billion.............................................................................   0.65%

                             AIM GLOBAL EQUITY FUND

NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------

First $500 million...................................................................................   0.975%
Next $500 million....................................................................................   0.95%
Next $500 million....................................................................................   0.925%
On amounts thereafter................................................................................   0.90%

                         AIM AGGRESSIVE ALLOCATION FUND
                        AIM CONSERVATIVE ALLOCATION FUND
                           AIM GROWTH ALLOCATION FUND
                          AIM MODERATE ALLOCATION FUND
                   AIM MODERATELY CONSERVATIVE ALLOCATION FUND

                  These five funds do not pay an advisory fee."

         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                             AIM GROWTH SERIES


Attest:                                      By:
        ---------------------------------        -------------------------------
              Assistant Secretary                  Robert H. Graham
                                                   President

(SEAL)

                                             A I M ADVISORS, INC.


Attest:                                      By:
        ---------------------------------        -------------------------------
              Assistant Secretary                  Mark H. Williamson
                                                   President

(SEAL)



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